UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 23, 2018

National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38257 (Commission File Number)	46-4841717 (IRS Employer Identification No.)

2435 Commerce Avenue
Bldg. 2200
Duluth, Georgia 30096-4980
(770) 822-3600
(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.02          Results of Operations and Financial Condition.

The selected unaudited estimated consolidated financial results of National Vision Holdings, Inc. (the “Company”) as of and for the three and six months ended June 30, 2018 set forth in Item 7.01 of this Current Report on Form 8-K are incorporated by reference in this Item 2.02.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01          Regulation FD Disclosure.

In connection with a potential registered offering of shares of the Company’s common stock by certain stockholders of the Company, the Company is disclosing selected unaudited estimated consolidated financial results as of and for the three and six months ended June 30, 2018 as set forth below.

The Company intends to issue a press release announcing its full financial results for the quarter ended June 30, 2018 and hold a related call with investors on August 14, 2018. At such time, the Company does not expect to modify its outlook for the fiscal year ending December 29, 2018, originally issued in March 2018 and reaffirmed in May 2018.

The selected unaudited estimated consolidated financial results set forth below are preliminary, based upon the Company’s estimates and currently available information and are subject to revision based upon, among other things, the Company’s financial closing procedures and the completion of the Company’s interim consolidated financial statements and other operational procedures. These  preliminary results should not be viewed as a substitute for interim consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s actual results may be materially different from these estimates, which should not be regarded as a representation by the Company or its management as to the Company’s actual results as of and for the three and six months ended June 30, 2018. Readers should not place undue reliance on these estimates.

All of the data presented below has been prepared by and is the responsibility of management. The Company’s independent accountants, Deloitte & Touche LLP, have not audited, reviewed, compiled or performed any procedures, and do not express an opinion or any other form of assurance with respect to any of such data.

As of June 30, 2018, the Company operated 1,050 stores, compared to 980 stores as of July 1, 2017. The Company estimates that its comparable store sales growth will be in the range of 9.6% and 10.1% and its adjusted comparable store sales growth will be in the range of 8.2% and 8.7% for the three months ended June 30, 2018, compared to 8.5% and 9.1%, respectively, for the three months ended July 1, 2017. The Company estimates that its comparable store sales growth will be in the range of 6.9% and 7.1% and its adjusted comparable store sales growth will be in the range of 6.2% and 6.4% for the six months ended June 30, 2018, compared to 7.0% and 6.5%, respectively, for the six months ended July 1, 2017.

For the three months ended June 30, 2018, the Company estimates that its consolidated net revenue will range from $382.5 million to $384.5 million, compared to consolidated net revenue of $337.5 million for the three months ended July 1, 2017.  For the six months ended June 30, 2018, the Company estimates that its consolidated net revenue will range from $790.5 million to $792.5 million, compared to consolidated net revenue of $707.4 million for the six months ended July 1, 2017.

The Company estimates that its net income will be between $11.3 million and $12.3 million for the three months ended June 30, 2018, compared to net loss of $1.5 million for the three months ended July 1, 2017, and between $36.4 million and $37.4 million for the six months ended June 30, 2018, compared to net income of $15.6 million for the six months ended July 1, 2017.

For the three months ended June 30, 2018, the Company estimates that its Adjusted EBITDA will range from $45.0 million to $46.0 million, compared to Adjusted EBITDA of $39.6 million for the three months ended July 1, 2017. For the six months ended June 30, 2018, the Company estimates that its Adjusted EBITDA will range from $106.1 million to $107.1 million, compared to Adjusted EBITDA of $98.5 million for the six months ended July 1, 2017. The Company estimates that its Adjusted Net Income will be between $14.4 million and $15.4 million for the three months ended June 30, 2018, compared to Adjusted Net Income of $7.0 million for the three months ended July 1, 2017, and between $41.2 million and $42.2 million for the six months ended June 30, 2018, compared to Adjusted Net Income of $30.2 million for the six months ended July 1, 2017.

The Company’s results in the six months ended June 30, 2018 compared to the same period in 2017 benefited from net revenue growth driven by comparable store sales growth, new stores, order volume in its AC Lens e-commerce business, and timing of unearned revenues. The primary drivers for the increase in comparable store sales growth from the three months ended March 31, 2018 were customer traffic that benefited from an extended peak selling season and traffic shift due to inclement March weather conditions. For the six months ended June 30, 2018, Adjusted EBITDA grew at a slower rate than net revenue primarily due to higher optometrist costs, advertising, and public company expenses.

As of June 30, 2018, the Company estimates that it had cash and cash equivalents of approximately $34.6 million and total debt of approximately $574.3 million.

The Company defines EBITDA as net income (loss), plus interest expense, income tax provision and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to exclude stock compensation expense, costs associated with debt refinancing, asset impairment, non-cash inventory write-offs, management fees, new store pre-opening expenses, non-cash rent, litigation settlement, secondary offering expenses and other expenses. The Company defines Adjusted Net Income as net income (loss), plus stock compensation expense, costs associated with debt refinancing, asset impairment, non-cash inventory write-offs, management fees, new store pre-opening expenses, non-cash rent, litigation settlement, secondary offering expenses, amortization of acquisition intangibles and deferred financing costs, other expenses, tax benefit of stock option exercises, less the tax effect of these adjustments.

The following table reconciles net income (loss) to EBITDA, Adjusted EBITDA and Adjusted Net Income for the three and six months ended June 30, 2018 (at the low end and high end of the estimated net income (loss) range set forth above) and the three and six months ended July 1, 2017.

	Three Months Ended			Six Months Ended
($ in thousands)	June 30, 2018		July 1, 2017	June 30, 2018		July 1, 2017
	Low	High	Actual	Low	High	Actual
Net income (loss)	$11,300	$12,300	$(1,496)	$36,400	$37,400	$15,574
Interest expense	9,400	9,400	14,622	18,700	18,700	26,114
Income tax provision	3,300	3,300	646	8,600	8,600	9,104
Depreciation and amortization	17,300	17,300	14,629	35,000	35,000	29,052
EBITDA	41,300	42,300	28,401	98,700	99,700	79,844
Stock compensation expense(a)	1,500	1,500	885	3,100	3,100	1,989
Debt issuance costs(b)	—	—	—	—	—	2,702
Asset impairment(c)	—	—	1,000	—	—	1,000
Non-cash inventory write-offs(d)	—	—	256	—	—	2,271
Management fees(e)	—	—	290	—	—	574
New store pre-opening expenses(f)	800	800	660	1,200	1,200	1,278
Non-cash rent(g)	500	500	296	800	800	654
Litigation settlement(h)	—	—	7,000	—	—	7,000
Secondary offering expenses(i)	200	200	—	1,100	1,100	—
Other(j)	700	700	831	1,200	1,200	1,213
Adjusted EBITDA	$45,000	$46,000	$39,619	$106,100	$107,100	$98,525

	Three Months Ended			Six Months Ended
($ in thousands)	June 30, 2018		July 1, 2017	June 30, 2018		July 1, 2017
	Low	High	Actual	Low	High	Actual
Net income (loss)	$11,300	$12,300	$(1,496)	$36,400	$37,400	$15,574
Stock compensation expense(a)	1,500	1,500	885	3,100	3,100	1,989
Debt issuance costs(b)	—	—	—	—	—	2,702
Asset impairment(c)	—	—	1,000	—	—	1,000
Non-cash inventory write-offs(d)	—	—	256	—	—	2,271
Management fees(e)	—	—	290	—	—	574
New store pre-opening expenses(f)	800	800	660	1,200	1,200	1,278
Non-cash rent(g)	500	500	296	800	800	654
Litigation settlement(h)	—	—	7,000	—	—	7,000
Secondary offering expenses(i)	200	200	—	1,100	1,100	—
Other(j)	700	700	831	1,200	1,200	1,213
Amortization of acquisition intangibles and deferred financing costs(k)	2,300	2,300	2,885	4,600	4,600	5,744
Tax benefit of stock option exercise(l)	(1,400)	(1,400)	—	(4,100)	(4,100)	—
Tax effect of total adjustments(m)	(1,500)	(1,500)	(5,641)	(3,100)	(3,100)	(9,770)
Adjusted Net Income	$14,400	$15,400	$6,966	$41,200	$42,200	$30,229

(a)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards.

(b)	Reflects $2.7 million of fees associated with the borrowing of $175.0 million in additional principal under the Company’s first lien credit agreement in the six months ended July 1, 2017.

(c)	Reflects write-off of a cost basis investment for the three and six months ended July 1, 2017.

(d)	Reflects write-offs of inventory relating to the expiration of a specific type of contact lenses that could not be sold and required disposal.

(e)
Reflects management fees paid to KKR Sponsor and Berkshire in accordance with the Company’s monitoring agreement with them. The monitoring agreement was terminated automatically in accordance with its terms upon the consummation of the initial public offering of the Company’s common stock (the “IPO”).

(f)
Pre-opening expenses, which include marketing and advertising, labor and occupancy expenses incurred prior to opening a new store, are generally higher than comparable expenses incurred once such store is open and generating revenue. The Company believes that such higher pre-opening expenses are specific in nature and amount to opening a new store and as such, are not indicative of ongoing core operating performance. The Company adjusts for these costs to facilitate comparisons of store operating performance from period to period. Pre-opening costs are permitted exclusions in the Company’s calculation of Adjusted EBITDA pursuant to the terms of its existing credit agreement.

(g)
Consists of the non-cash portion of rent expense, which reflects the extent to which the Company’s straight-line rent expense recognized under GAAP exceeds or is less than its cash rent payments. The adjustment can vary depending on the average age of the Company’s lease portfolio, which has been impacted by the Company’s significant growth in recent years. For newer leases, the Company’s rent expense recognized typically exceeds the Company’s cash rent payments, while for more mature leases, rent expense recognized under GAAP is typically less than the Company’s cash rent payments.

(h)
Amounts accrued related to settlement of litigation. See “Legal Proceedings” and Note 12 in the Company’s audited consolidated financial statements, each in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017, filed with the SEC on March 8, 2018, and “Legal Proceedings” and Note 7 in the Company’s unaudited condensed consolidated financial statements, each in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 15, 2018, for further details.

(i)	Expenses related to secondary public offerings of the Company’s common stock incurred during the six months ended June 30, 2018.

(j)
Other adjustments include amounts that management believes are not representative of the Company’s operating performance (amounts in brackets represent reductions in Adjusted EBITDA and Adjusted Net Income), including its share of losses on equity method investments of $0.4 million, $0.2 million, $0.6 million and $0.3 million for the three months ended June 30, 2018 and July 1, 2017 and the six months ended June 30, 2018 and July 1, 2017, respectively; the amortization impact of the KKR Acquisition-related adjustments (e.g., fair value of leasehold interests) of $52,000, $(72,000), $69,000 and $(0.2) million for the three months ended June 30, 2018 and July 1, 2017 and the six months ended June 30, 2018 and July 1, 2017, respectively; expenses related to preparation for being an SEC registrant that were not directly attributable to the IPO and therefore not charged to equity of $0.7 million and $1.2 million for the three and six months ended July 1, 2017, respectively; differences between the timing of expense versus cash payments related to contributions to charitable organizations of $(0.3) million for each of the three months ended June 30, 2018 and July 1, 2017 and $(0.5) million for each of the six months ended June 30, 2018 and July 1, 2017; costs of severance and relocation of $0.3 million for each of the three months ended June 30, 2018 and July 1, 2017 and $0.5 million and $0.3 million for the six months ended June 30, 2018 and July 1, 2017, respectively; and other expenses and adjustments totaling $0.2 million for the three months ended June 30, 2018 and $0.5 million and $71,000 for the six months ended June 30, 2018 and July 1, 2017, respectively.

(k)
Amortization of acquisition intangibles related to the increase in the carrying values of definite-lived intangible assets resulting from the application of purchase accounting to the KKR Acquisition of $1.9 million for each of the three months ended June 30, 2018 and July 1, 2017 and $3.7 million for each of the six months ended June 30, 2018 and July 1, 2017. Amortization of deferred financing costs is primarily associated with the March 2014 term loan borrowings in connection with the KKR Acquisition and, to a lesser extent, amortization of debt discounts associated with the May 2015 and February 2017 incremental first lien term loans and the November 2017 first lien refinancing, aggregating to $0.4 million, $1.0 million, $0.8 million and $2.0 million for the three months ended June 30, 2018 and July 1, 2017 and the six months ended June 30, 2018 and July 1, 2017, respectively.

(l)
Tax benefit associated with accounting guidance adopted at the beginning of fiscal year 2017 (Accounting Standards Update 2016-09, Compensation - Stock Compensation), requiring excess tax benefits to be recorded in earnings as discrete items in the reporting period in which they occur.

(m)	Represents the tax effect of the total adjustments at the Company’s estimated annual statutory effective tax rate.

The Company measures adjusted comparable store sales growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which the Company calculates as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation in their 13th full month; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are ignored when stores do not open or close on the first day of the month; and (v) when applicable, the Company adjusts for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of the Company’s competitors and other retailers calculate comparable store sales. As a result, the Company’s adjusted comparable store sales may not be comparable to similar data made available by other retailers.

The following table reconciles adjusted comparable store sales growth to comparable store sales growth (at the low end and high end of the estimated comparable store sales growth range set forth above).

	Three Months Ended			Six Months Ended
	June 30, 2018		July 1, 2017	June 30, 2018		July 1, 2017
	Low	High	Actual	Low	High	Actual
Comparable store sales growth	9.6%	10.1%	8.5%	6.9%	7.1%	7.0%
Adjusted comparable store sales growth(1)	8.2%	8.7%	9.1%	6.2%	6.4%	6.5%

(1)
There are two differences between total comparable store sales growth based on consolidated net revenue and adjusted comparable store sales growth: (i) adjusted comparable store sales growth includes the effect of deferred and unearned revenue as if such sales were earned at the point of sale, resulting in a decrease of 1.3% and an increase of 0.8% from total comparable store sales growth based on consolidated net revenue for the three months ended June 30, 2018 and July 1, 2017, respectively, and a decrease of 0.7% and 0.1% from total comparable store sales growth based on consolidated net revenue for the six months ended June 30, 2018 and July 1, 2017, respectively, and (ii) adjusted comparable store sales growth includes retail sales to the legacy partner’s customers (rather than the revenues recognized consistent with the management and services agreement), resulting in a decrease of 0.1% and 0.3% from total comparable store sales growth based on consolidated net revenue for the three months ended June 30, 2018 and July 1, 2017, respectively, and a decrease of 0.4% from total comparable store sales growth based on consolidated net revenue for the six months ended July 1, 2017.

EBITDA, Adjusted EBITDA and Adjusted Net Income have been presented as supplemental measures of financial performance that are not required by, or presented in accordance with GAAP, because the Company believes they assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. Management believes EBITDA, Adjusted EBITDA and Adjusted Net Income are useful to investors in highlighting trends in the Company’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. The Company also uses EBITDA, Adjusted EBITDA and Adjusted Net Income to supplement GAAP measures of performance in the evaluation of the effectiveness of its business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare its performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA, Adjusted EBITDA and Adjusted Net Income are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or income from operations, as a measure of financial performance, or cash flows provided by operating activities, as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The Company’s presentation of EBITDA, Adjusted EBITDA and Adjusted Net Income should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In evaluating EBITDA, Adjusted EBITDA and Adjusted Net Income, readers should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of EBITDA, Adjusted EBITDA and Adjusted Net Income should not be construed to imply that the Company’s future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using EBITDA, Adjusted EBITDA and Adjusted Net Income supplementally.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

•	they do not reflect costs or cash outlays for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;

•	EBITDA and Adjusted EBITDA do not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;

•
they do not reflect the impact of earnings or charges resulting from matters the Company considers not to be indicative of its ongoing operations, including costs related to new store openings, which are incurred on a non-recurring basis with respect to any particular store when opened;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash requirements for such replacements; and

•	other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted Net Income should not be considered as measures of discretionary cash available to invest in business growth or to reduce indebtedness.

Adjusted comparable store sales growth is a non-GAAP financial measure, which the Company believes is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. The Company uses adjusted comparable store sales growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, the Company believes that adjusted comparable store sales growth provides timely and accurate information relating to the operational health and overall performance of each brand. The Company also believes that, for the same reasons, investors find the Company’s calculation of adjusted comparable stores sales growth to be meaningful.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings with the SEC under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: July 23, 2018	By:	/s/ Mitchell Goodman
		Name:	Mitchell Goodman
		Title:	Senior Vice President, General Counsel and Secretary